UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest event Reported): December 24, 2012

CHINA BIOLOGIC PRODUCTS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-34566	75-2308816
(State or other jurisdiction of	(Commission File No.)	(IRS Employer ID No.)
incorporation or organization)

18th Floor, Jialong International Building
19 Chaoyang Park Road
Chaoyang District, Beijing 100125
People’s Republic of China
(Address of Principal Executive Offices)

86-10-6598-3166
Registrant's telephone number, including area code

_______________________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[   ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[   ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[   ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

ITEM 5.02. DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On December 24, 2012, Mr. Chao Ming Zhao resigned as the President of China Biologic Products, Inc. (the “Company”), effective as of January 1, 2013. Mr. Zhao’s resignation was not because of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

On the same date, the Board of Directors of the Company appointed Mr. Xiaoying (David) Gao, the Company’s Chief Executive Officer to also serve as the Company's President, effective January 1, 2013.

Mr. Gao has served as a Director of the Company since October 6, 2011, Chairman of the Board of Directors since March 30, 2012 and Chief Executive Officer since May 11, 2012. Prior to joining the Company, Mr. Gao served as the chief executive officer and a director of BMP Sunstone Corporation, a company listed on NASDAQ, from February 2004 until its acquisition by Sanofi in February 2011. Following the acquisition, Mr. Gao served as a senior integration advisor for Sanofi from February to August 2011. From February 2002 through February 2004, Mr. Gao served as the chairman of the board of directors of Beijing Med-Pharm Co. Ltd. Between 2003 and 2004, Mr. Gao also served as the chairman and chief executive officer of Abacus Investments Ltd, a private wealth management company. From 1989 to 2002, Mr. Gao held various executive positions at Motorola, Inc., a publicly traded company specializing in wireless, broadband, and automotive communications technologies and embedded electronic products, including as a vice president and director for the integrated electronic system sector, Asia-Pacific operation, from 1998 to 2002, a member of the management board of Motorola Asia Pacific and the management board of Motorola Japan Ltd. from 2000 to 2002, and a member of the management board of Motorola China from 1996 to 2002. Mr. Gao holds a B.S. in Mechanical Engineering from the Beijing Institute of Technology, a M.S. in Mechanical Engineering from Hanover University, Germany, and a M.B.A. from the Massachusetts Institute of Technology. He is 61 years old.

There is no family relationship between Mr. Gao and any directors or other executive officers of the Company. In addition, there has been no transaction, nor is there any currently proposed transaction, between Mr. Gao and the Company that would require disclosure under Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 27, 2012	CHINA BIOLOGIC PRODUCTS, INC.

	By:	/s/ David (Xiaoying) Gao
David (Xiaoying) Gao
Chief Executive Officer